UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 27, 2015
Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor
Bethesda, Maryland 20814
(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2015, the Board of Trustees (the “Board”) of First Potomac Realty Trust (the “Company”) approved and adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws (the “Bylaws”). Specifically, the Board amended Article II, Section 8 of the Bylaws to replace the current plurality vote standard for uncontested trustee elections with a majority vote standard, effective October 27, 2015.  As a result, at each meeting of shareholders at which the election of a trustee is uncontested, a nominee will be elected as a trustee only if the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election. Trustees will continue to be elected by a plurality of the votes cast in contested elections. An election will be considered to be contested if the number of nominees exceeds the number of trustees to be elected as of the last day on which a shareholder could timely provide notice to the Company’s secretary of the shareholder’s intent to nominate a person for election to the Board pursuant to the advance notice provisions set forth in Article II, Section 13(a) of the Bylaws. The Board also approved an amendment and restatement of the Bylaws to incorporate the Amendment (the “Amended and Restated Bylaws”).

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01.     Other Events.

Governance Guidelines

On October 27, 2015, in connection with the Amendment disclosed in Item 5.03 of this Current Report on Form 8-K, the Company also amended its Governance Guidelines (the “Guidelines”) to provide that, effective October 27, 2015, if an incumbent trustee is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the trustee will promptly tender his or her resignation as a trustee, subject to acceptance by the Board. The Nominating and Governance Committee (the “Committee”) must make a recommendation to the Board as to whether to accept or reject such resignation, or whether other action should be taken with respect to such resignation. The Committee and the Board may consider any factors they deem appropriate and relevant in deciding whether to accept, reject or take other action with respect to any such resignation. The Board must publicly disclose within 90 days of certification of the shareholder vote its decision and rationale regarding whether to accept, reject or take other action with respect to such tendered resignation in a press release, a filing with the Securities and Exchange Commission, or other broadly disseminated means of communication. If any trustee’s resignation is not accepted by the Board, such trustee will continue to serve until his or her successor is duly elected and qualifies or his or her earlier death, retirement, resignation or removal. If any trustee’s resignation is accepted by the Board, then such trustee will thereupon cease to be a trustee of the Company, and the Board, in its sole discretion, may fill the resulting vacancy or may decrease the size of the Board pursuant to the Amended and Restated Bylaws.

The foregoing summary of the changes to the Guidelines does not purport to be complete. The full text of the Guidelines, as amended, is available in the “Investor Information-Corporate Governance” section of the Company’s website at http://www.first-potomac.com. The information on the Company’s website is not incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Second Amended and Restated Bylaws of the Company

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

October 29, 2015	/s/ Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Second Amended and Restated Bylaws of the Company

4